SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    June 24, 2004

Credit Suisse First Boston (USA), Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

1-6862	13-1898818
(Commission File Number)	(I.R.S. Employer (Identification No.)

Eleven Madison Avenue, New York, New York	10010
(Address of principal executive office)	(Zip Code)

(212) 325-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5.                    Other Events and Required FD Disclosure.

On June 24, 2004, our indirect parent, Credit Suisse Group ("CSG"), announced that Oswald J. Gruebel, currently co-CEO of CSG with John J. Mack, has been appointed sole CEO of CSG effective July 13, 2004.  John Mack, also the current CEO of the Credit Suisse First Boston business unit ("CSFB"), has agreed with the Board of Directors of CSG not to renew his contract as of July 12, 2004.  Effective July 13, 2004, Brady Dougan, currently co-head of Institutional Securities, will become the CEO of CSFB, the business unit of which we are a part.

Item 7.                    Financial Statements, Pro Forma Financial Information and Exhibits.

The statement re computation of ratio of earnings to fixed charges attached hereto as Exhibit 99.1, which was filed as an exhibit to the Company’s Registration Statement on Form S-3 (File No. 333-116241) and incorporated by reference therein, updates and supersedes the statement re computation of ratio of earnings to fixed charges attached as Exhibit 12 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2004.

(c)  Exhibits.

Exhibit 99.1            Statement re computation of ratio of earnings to fixed charges

The following exhibits are hereby incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-116241).

Exhibit 99.2            Distribution Agreement relating to the Medium-Term Notes dated June 25, 2004 between the Registrant and Credit Suisse First Boston LLC

Exhibit 99.3            Form of Fixed Rate Medium-Term Note

Exhibit 99.4            Form of Floating Rate Medium-Term Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Credit Suisse First Boston (USA), Inc.

/s/ Paul C. Wirth
Paul C. Wirth
Chief Financial and Accounting Officer

June 25, 2004